Exhibit 3

INVESTMENT SUBSCRIPTION

AND REGISTRATION RIGHTS AGREEMENT

THIS INVESTMENT SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 8th day of July, 2015, by and among Capitol Acquisition Corp. II, a Delaware corporation (the “Company”), and the undersigned parties listed under Investors on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on the date hereof, the Company, Argo Expeditions, LLC, a Delaware limited liability company (“LLC Sub”), Argo Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Lindblad Expeditions, Inc. (“Lindblad”) are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions thereof, Merger Sub, an indirect, wholly owned subsidiary of the Company and a direct wholly owned subsidiary of LLC Sub, will merge with and into Lindblad pursuant to the Initial Merger (as defined in the Merger Agreement) to form the Interim Corporation (as defined in the Merger Agreement), and such Interim Corporation shall merge with and into LLC Sub in the Subsequent Merger (as defined in the Merger Agreement) to form the Surviving Company (as defined in the Merger Agreement) as a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Merger Agreement, each Investor is receiving, among other things, the shares of Common Stock (the “Shares”) set forth next to such Investors’ s name on the signature pages hereto in exchange for the common stock in Lindblad held by such Investor immediately prior to the First Effective Time (as defined in the Merger Agreement); and

WHEREAS, as a condition to the Company delivering such Shares to each Investor and to memorialize certain rights relating to the registration of Shares held by the Investors, the Investors and the Company desire to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

 “Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

 “Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

 “Closing Date” has the meaning given such term in the Merger Agreement.

 “Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

 “Company” is defined in the preamble to this Agreement.

 “Company Related Party” is defined in Section 2.5(g).

 “Contractual Obligation” means with respect to any Person, any provision of any security issued by such Person or any provision of any agreement, lease of real or personal property, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

 “Demand Registration” is defined in Section 3.1.1.

 “Demanding Holder” is defined in Section 3.1.1.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

 “Existing Registration Rights Agreement” is defined in Section 7.1.

 “Form S-3” is defined in Section 3.3.

 “Governmental Authority” means any government, governmental, regulatory or administrative agency, quasi-governmental agency, department, bureau, office, commission, tribunal, arbitrator, authority or instrumentality or court of competent jurisdiction, whether international, foreign, provincial, domestic, federal, state or local or any political or other subdivision, department or branch or official of the foregoing.

“Immediate Family Member” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (a) above, or (c) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (a) above.

 “Indemnified Party” is defined in Section 5.3.

 “Indemnifying Party” is defined in Section 5.3.

 “Investor” is defined in the preamble to this Agreement.

 “Investor Indemnified Party” is defined in Section 5.1.

 “Lindblad” is defined in the Recitals.

 “LLC Sub” is defined in the Recitals.

 “Maximum Number of Shares” is defined in Section 3.1.4.

 “Merger Agreement” is defined in the Recitals.

 “Merger Sub” is defined in the Recitals.

 “Misstatement” is defined in Section 4.1.13.

 “Notices” is defined in Section 7.3.

 “Permitted Transferee” means with respect to any Investor, (i) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned, directly or indirectly, by such Investor, or (ii) any Immediate Family Member of such Investor.

 “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

 “Piggy-Back Registration” is defined in Section 3.2.1.

 “Pro Rata” is defined in Section 3.1.4.

 “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

 “Registrable Securities” mean (i) all of the shares of Common Stock beneficially owned or held by Investors and (ii) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

 “Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

 “Requirements of Law” means, with respect to any Person, the provisions of any organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination, in each case, of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property (or to which such Person or any of its property is subject) or applicable to any or all of the transactions contemplated by, or referred to in, this Agreement.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

 “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other encumbrance or disposition.

 “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor hereby represents and warrants to the Company as of the date hereof and the Closing Date (as defined in the Merger Agreement) as follows:

2.1 Residence.  Each Investor is a citizen of the country of his, her or its residence set forth opposite such Investor’s name on Schedule A.

2.2 Noncontravention.  The Investor's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby, including, without limitation, the receipt of the Shares by the Investor, will not violate any Requirements of Law applicable to the Investor, or result in a breach or default under any of the Contractual Obligations of the Investor, or under any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, in each case applicable to the Investor or the Investor's properties, except in each case, for such breach, violation or default as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transactions contemplated herein

2.3 Governmental Authorization; Third Party Consent.  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law in effect on the date hereof or on the Closing Date, and no lapse of a waiting period under any Requirements of Law in effect on the date hereof or on the Closing Date, is required by such Investor in connection with the execution, delivery or performance by the Investor of this Agreement.

2.4 Binding Effect.  This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law affecting creditors’ rights generally, and subject to principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election of remedies, estoppel and other similar doctrines affecting the enforceability of agreements generally, regardless of whether considered in a proceeding in equity or at law.

2.5 Securities Law Representations

(a) The Investor is (i) acquiring the Shares for investment for the Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated under the Securities Act, and (iii) sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Company, and is able to bear the economic risks of an investment in the Company for an indefinite period and could afford a complete loss of such investment.  For purposes of the foregoing clause (ii), the Investor is an "accredited investor" if such Investor is natural person (A) with individual net worth (or joint net worth with spouse) in excess of $1 million or (B) with individual income (without including any income of the Investor's spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.  For purposes of the foregoing clause (A), "net worth" means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities; provided, that the amount of any mortgage or other indebtedness secured by the Investor's primary residence should not be included as a "liability," except to the extent (x) the fair market value of the residence is less than the amount of such mortgage or other indebtedness or (y) such indebtedness existing on the date of the acceptance of the Investor's subscription for the Shares exceeds the indebtedness that existed 60 days preceding such date and such indebtedness was not as a result of the acquisition of the Investor's primary residence.

(b) The Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and to obtain any additional information that the Investor deems necessary to verify the accuracy of the information so provided.

(c) The Investor understands and agrees that the Shares are being acquired by the Investor in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom.  The Investor understands that the Shares have not been and will not be approved or disapproved by the Securities and Exchange Commission or by any other federal, state or foreign agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Investor by the Company.  No federal, state or foreign governmental agency has passed on or made any recommendation or endorsement of the Shares or an investment in the Company.

(d) The Investor understands and acknowledges that the Shares have not been, and, except as set forth in Section 3 of this Agreement, will not be, registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless the Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.  The Investor agrees not to, directly or indirectly, offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Shares unless the Shares have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state or foreign securities laws.  The Investor further acknowledges and agrees that his or its ability to dispose of the Shares will be subject to restrictions. The Investor recognizes that the Investor may be unable to sell or dispose of his or its interest in the Company indefinitely subject to the terms of this Agreement and must continue to bear the economic risk of the investment in the Company.

(e) The Investor has been advised that and consents to the placement of a restrictive legend in the following form (or one to substantially similar effect) on the certificates representing the Shares:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

"THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER."

(f) The Investor acknowledges and agrees that it is responsible for its own taxes relating to this Agreement, and will bear and pay any transfer, property, documentary, sales, use, stamp, registration or other similar taxes imposed in connection with the issuance, purchase and sale and/or receipt of the Shares pursuant to this Agreement.

(g) The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor's own advisors as to the financial, tax, legal, regulatory and related matters concerning an investment in the Shares and on that basis understands the financial, legal, tax, regulatory and related consequences of an investment in the Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor and the Investor has made its own investment decision with respect to an investment in the Shares.

2.6 Broker's, Finder's or Similar Fees.  There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor or any action taken by the Investor.

3. REGISTRATION RIGHTS.

3.1 Demand Registration

3.1.1 Request for Registration. At any time and from time to time on or after the date that is one year after the date hereof, the holders of a majority-in-interest of all Shares covered by this Agreement held by the Investors or their transferees, may make a written demand for registration under the Securities Act of all or part of their Shares (a “Demand Registration”); provided, that, any such Demand Registration must be for not less than $50,000,000 of Acquiror Common Stock in the aggregate. Any demand for a Demand Registration shall specify the number of Shares proposed to be sold and the intended method(s) of distribution thereof. The Company will within 10 days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 3.1.4 and the provisos set forth in Section 4.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 3.1.1.

3.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter affirmatively elect to continue the offering and notify the Company in writing, but in no event later than five (5) days of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

3.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

3.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without significantly adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as "Pro Rata")) that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of holders exercising their rights to register their Registrable Securities pursuant to Section 3.2; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

3.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 3.1.

3.2 Piggy-Back Registration

3.2.1 Piggy-Back Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 3.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv)  for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

3.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 3.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) if the registration is undertaken for the Company’s account: (A) the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) if the registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities, (A) the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, as applicable, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

3.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the  holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 4.3.

3.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any registration effected pursuant to Section 3.2 hereof shall not be counted as a registration pursuant to a Demand Registration effected under Section 3.1 hereof.

3.3 Registrations on Form S-3. Separate and apart from the Demand Registration rights granted to the Investors in Section 3.1.1, the holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and each holder of Registrable Securities who thereafter wishes to include all or a portion of such holder’s Registrable Securities in such registration shall so notify the Company, in writing, within ten (10) days after the receipt by the holder of the notice from the Company, and, as soon as practicable thereafter but not more than twelve (12) days after the Company’s initial receipt of such written request for a registration, effect the registration under the Securities Act of all of such holder’s or holders’ Registrable Securities as are specified in such request, together with all of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3.3 if: (i) Form S-3 is not available for such offering; or (ii) the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 3.3 shall not be counted as Demand Registrations effected pursuant to Section 3.1.

4. REGISTRATION PROCEDURES.

4.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 3, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) or combination of methods of distribution thereof available to, and requested by, the holders of the Registrable Securities as expeditiously as practicable, and in connection with any such request:

4.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within forty-five (45) days after receipt of a request for a Demand Registration pursuant to Section 3.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 4.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board of Directors or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

4.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

4.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.  Notwithstanding the foregoing, the Company shall use its reasonable best efforts to cause any Registration Statement filed pursuant to Section 3.1 to remain continuously effective until the earlier of (A) the sale pursuant to such Registration Statement of all of the Registrable Securities covered by such Registration Statement, (B) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Securities covered by such Registration Statement, (C) such time as the Registrable Securities covered by such Registration Statement that are not held by Affiliates of the Company constitute two percent (2%) or less of the outstanding shares of Common Stock or (D) such time as all of the Registrable Securities covered by such Registration Statement have been sold to the Company or any of its subsidiaries.

4.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

4.1.5 Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the Nasdaq Capital Market, as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

4.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

4.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

4.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

4.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

4.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

4.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

4.1.12 Transfer Agent. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the registration statement.

4.1.13 Misstatements. The Company shall notify the holders at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (a “Misstatement”), and then to correct such Misstatement.

4.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 3.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 4.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

4.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 3.1, any Piggy-Back Registration pursuant to Section 3.2, and any registration on Form S-3 effected pursuant to Section 3.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and fees of any securities exchange on which the Common Stock is then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 4.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 4.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

4.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4.5 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of the Company pursuant to a registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

4.6 Suspension of Sales; Adverse Disclosure.  Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement, each of the holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to use its best efforts to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a registration statement in respect of any registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such registration statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 4.6. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the registration statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

4.7 Reporting Obligations. As long as any holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of the Common Stock held by such holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any holder, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

5. INDEMNIFICATION AND CONTRIBUTION.

5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 5.1.

5.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any documented out-of-pocket legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such selling holder. Each selling holder of Registrable Securities shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter to the same extent as provided in the foregoing with respect to indemnification of the Company.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

5.4 Contribution.

5.4.1 If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

6. UNDERWRITING AND DISTRIBUTION; TRANSFER RESTRICTIONS

6.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.2 Transfer Restrictions. Except for any Transfer following the date that is one year from the date hereof (after which there will be no Transfer restrictions), each Investor shall not Transfer any Share without the prior written approval of the Company (authorized by the unanimous consent of the board of directors of the Company); provided that any Investor may Transfer Shares to a Permitted Transferee who agrees in writing to be bound by and subject to the terms and conditions set forth in this Section 6.2.  The foregoing provisions of this Section 6.2 shall not apply to sales of Shares to be included in an offering pursuant to Section 3.  Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.  Any purported Transfer in violation of the provisions of this Section 6.2 shall be null and void and shall have no force or effect.

7. MISCELLANEOUS.

7.1 Other Registration Rights. The Company represents and warrants that other than under that Registration Rights Agreement, dated May 10, 2013, among the Company and the investors party thereto (“Existing Registration Rights Agreement”), no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, other than the Existing Registration Rights Agreement, and in the event of a conflict between any such agreement or agreements (other than the Existing Registration Rights Agreement) and this Agreement, the terms of this Agreement shall prevail.

7.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the Investor or holder of Registrable Securities or of any assignee of the Investor or holder of Registrable Securities.  The Investor and any Permitted Transferee or permitted assigns may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 5, Section 6.2 and this Section 7.2. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

7.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Capitol Acquisition Corp. II
509 7th Street, N.W.
Washington, D.C. 20004
Attn: Mark D. Ein, Chief Executive Officer

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Washington, DC  20004
Attention: Paul Sheridan and Joseph Simei

and

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York NY 10174
Attn: David Alan Miller, Esq.

To an Investor, to the address set forth on the signature page hereto.

7.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

7.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.7 Modifications and Amendments. Upon the written consent of the Company (with unanimous consent of its board of directors) and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one holder of Registrable Securities, solely in its capacity as a holder of the shares of Common Stock of the Company, in a manner that is materially different from the other holders of Registrable Securities (in such capacity) shall require the consent of the holder so affected. No course of dealing between any holders of Registrable Securities or the Company and any other party hereto or any failure or delay on the part of a holder of Registrable Securities or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder of Registrable Securities or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

7.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

7.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Investment Subscription and Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CAPITOL ACQUISITION CORP. II

By: _______________________________
Name:
Title:

[Signature Page to Investment Subscription and Registration Rights Agreement]

INVESTORS

SVEN-OLOF LINDBLAD

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

IAN ROGERS

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

JOHANN KILLINGER

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

TREY BYUS

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

TALAS SHIPPING GMBH & CO. KG

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

TWO MOUNTAIN LTD.

By:	_________________________________
Name:

Address:	__________________________
__________________________
__________________________
Facsimile:	__________________________

Schedule A

Investor Place of Residence

Investor	Country of Residence/Jurisdiction of Organization
Sven-Olof Lindblad	United States
Ian Rogers	United States
Johann Killinger	Germany
Trey Byus	United States
Talas Shipping GmbH & Co. KG	Germany
Two Mountain Ltd.	Marshall Islands